*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.
Exhibit 10.1
LETTER OF AGREEMENT
April 21, 2007
Mr. Richard Rawson
President
Administaff of Texas, Inc.
19001 Crescent Spring Drive
Kingwood, TX 77339
Via: UPS Next Day Air, email and facsimile
Dear Richard:
     We are providing this Letter of Agreement to confirm the relevant terms and conditions of the modifications to the existing contracts between United HealthCare Insurance Company (“UnitedHealthcare”) and Administaff of Texas, Inc. (“Administaff’) that we have agreed upon. Upon execution, this letter and the attached Terms of Agreement (Exhibit A) will constitute a legally binding agreement as to the principal terms of amendments to the Minimum Premium Financial Agreement and the Minimum Premium Administrative Services Agreement, each by and between Administaff and UnitedHealthcare, as amended and restated effective January 1, 2005 (collectively, the “Medical Definitive Agreements”), and the Agreement Regarding Dental Insurance by and between Administaff and UnitedHealthcare, as entered into effective January 1, 2004 (the “Dental Definitive Agreement”), to be prepared and executed by the parties. The parties anticipate that such amendments shall be completed as soon as administratively possible, with the goal of completing by May 10, 2007. Except as otherwise set forth herein, the terms and conditions of any eventual modifications to the Medical Definitive Agreements and the Dental Definitive Agreement will be only as set forth in any subsequent amendment(s) signed by the parties.
     Administaff and UnitedHealthcare acknowledge and agree that the terms and conditions of this letter and the attached Exhibit A relating to the Medical Definitive Agreements, including the existence hereof, are subject to the provisions of Section 5(e) of the Minimum Premium Administrative Services Agreement (relating to publicity of the arrangement) by and between Administaff and UnitedHealthcare, as amended and restated effective January 1, 2005. The parties also agree that the terms and conditions of this letter and the attached Exhibit A relating to the Dental Definitive Agreement, including the existence hereof, are subject to the provisions of Section 10 of the Dental Definitive Agreement (relating to publicity of the arrangement). As such, Administaff and UnitedHealthcare each agree not to make any unauthorized disclosure or public announcement concerning the subject matter hereof without the written consent of the other.
     If this letter and the terms set forth in Exhibit A are in accordance with your understanding of the proposed modifications to our existing contracts, please sign below and return an executed copy to me via facsimile at (952) 992-7225. Should you have any questions, please call me at (952) 992-7222.
Sincerely,
/s/ Kenneth Burdick,
Kenneth Burdick,
Vice President
United HealthCare Insurance Company
AGREED TO AND ACCEPTED BY:
Administaff of Texas, Inc.
By: /s/ Richard G. Rawson
Name: Richard G. Rawson
Its: President
Date: 5/22/07

EXHIBIT A
UnitedHealthcare/Administaff
Terms of Agreement
April 21, 2007
For consistency, clarity and ease of communication, this Terms of Agreement uses defined terms from both of the Medical Definitive Agreements between Administaff and United Healthcare.
     A. Three Year Commitment — Medical
     UnitedHealthcare and Administaff have a mutual interest in committing to certain material financial terms of the Medical Definitive Agreements for at least three additional years. Thus, the amendment to the Medical Definitive Agreements between the parties relating to Items B and C below will include a commitment that these financial terms will remain in effect for at least three years beginning January 1, 2008. To clarify, absent extraordinary and unforeseen circumstances, other than as set forth herein, the parties intend that, with respect to the 2008, 2009 and 2010 Arrangement years, neither party will attempt to negotiate a further amendment to or modification of *** of the then current agreement(s) between UnitedHealthcare and Administaff.
     B. Profit/Risk Charge
     UnitedHealthcare agrees (for the Policy and Non-MP Policies identified in Exhibits D and B, as updated from time to time, respectively, in the MP Financial Agreement) to reduce its profit/risk charge from *** to *** effective January 1, 2008, to *** effective January 1, 2009, and to *** on January 1, 2010. UnitedHealthcare also agrees (for the Policy and Non-MP Policies identified in Exhibits D and B, as updated from time to time, respectively, in the MP Financial Agreement) *** to *** effective January 1, 2008. To accomplish this objective the MP Financial Agreement will be amended effective January 1, 2008 such that the Maximum Monthly Employer Benefit Obligation (“MMEBO”) expressed as a percentage of the Quoted Premium for the Policy, the MP Premium expressed as a percentage of the Quoted Premium for the Policy, and the Expense Percentage expressed as a percentage of the Quoted Premium (in each case, for the Policy and Non-MP Policies identified in Exhibits D and B, as updated from time to time, respectively, in the MP Financial Agreement) shall be as displayed in the following table:

	2008		2009		2010
Expense Percentage	*	**	*	**	*	**

MP Premium	*	**	*	**	*	**

MMEBO	*	**	*	**	*	**

     The percentages contained in this paragraph assume an estimated premium tax expense of *** and, in order to maintain the profit/risk charge and administrative fees as described above, such percentages may require future modification consistent with changes to the actual incurred premium tax expense.
     C. Redetermined Accumulated Surplus
     UnitedHealthcare agrees to reduce the minimum level of Redetermined Accumulated Surplus level identified in Section 6 of Exhibit A to the MP Financial Agreement from $11 million to $9 million effective with respect to Arrangement Quarters beginning on or after January 1, 2007.
     As a result of this reduction, UnitedHealthcare agrees that Administaff shall be obligated to remit to UnitedHealthcare only that portion of the Additional Quarterly Premium due with respect to the first Arrangement Quarter of 2007 (and payable following the close of the first Arrangement Quarter) that is in excess of $2 million. Administaff and UnitedHealthcare acknowledge and agree that the amount waived pursuant to the immediately preceding sentence (i) shall be taken into consideration for the purposes of determining any further actions, if any, which may be necessary to manage the Redetermined Accumulated Surplus (calculated as of March 31, 2007) in accordance with Exhibit A to the MP Financial Agreement, and (ii) shall not constitute Policy Revenue under the MP Financial Agreement.
     In consideration of the parties’ respective obligations under this Letter of Agreement, including anticipation of the administrative efficiencies, specifically, but not limited to, those contemplated in Item E herein, UHC also agrees to waive $3.26 million of *** for the Arrangement Month of May. Administaff and UnitedHealthcare acknowledge and agree that the amount waived pursuant to the immediately preceding sentence (i) shall be taken into consideration for the purposes of determining any further actions, if any, which may be necessary to manage the Redetermined Accumulated Surplus (calculated as of March 31, 2007) in accordance with Exhibit A to the Agreement, and (ii) shall not constitute Policy Revenue under the Agreement.
     D. Exclusivity
     The parties agree to modify the exclusivity provisions of the Medical Definitive Agreements. In that regard, beginning in 2008, and through December 31, 2010, *** health insurance and similar products, including *** and ***, shall be discontinued in the markets in which such *** products are offered during 2007.
     In addition, the parties agree that in the *** markets in which *** health insurance and similar products are offered, UnitedHealthcare and its affiliates shall be (i) the exclusive provider of *** and *** products for Employees, and (ii) a provider of *** products for Employees.
     Furthermore, the parties agree that for markets in which Administaff substantially expands its marketing and services beyond the level offered as of April 1, 2007 (hereinafter “Developing Markets”), Administaff may, on and after execution of this Letter of Agreement, offer the heath insurance and similar products of a Competing Vendor to its Employees if the parties agree that UnitedHealthcare’s product offerings in such market are not competitive, including an insufficient network. If Administaff in good faith reasonably believes UnitedHealthcare’s product offerings are not competitive in a Developing Market, it shall inform UnitedHealthcare of such belief as soon as practicable and the parties shall discuss Administaff’s concerns. If UnitedHealthcare, after such discussions, in good faith reasonably believes its product offerings in such Developing Market are competitive, it will not be required to waive Administaff’s exclusivity requirement, provided, however, that UnitedHealthcare will in no event unreasonably withhold any such waiver.
     Except as otherwise provided herein, the terms of this Item D and the following Item E are also subject to the provisions of the Medical Definitive Agreements regarding the offering of additional carriers in a market exclusive to UnitedHealthcare. However, the parties recognize that some exclusivity terms of the Medical Definitive Agreements may no longer be necessary or appropriate in light of the amendments described herein, and the parties therefore agree to further negotiate possible simplifications to the Medical Definitive Agreements regarding exclusivity, but only to such extent that such possible simplifications are consistent with the current Medical Definitive Agreements as modified by the provisions of this Item D and Item E, below.
     E. *** Membership
     UnitedHealthcare and Administaff have a mutual interest in providing coverage under UnitedHealthcare *** products to Participants covered under *** products. The parties recognize the administrative efficiencies anticipated if such Participants are covered under such UnitedHealthcare products. Therefore, the parties agree to offer *** and *** coverage exclusively under UnitedHealthcare products to the Employees who are covered under *** products on a date or dates to be mutually agreed upon by both parties.
     F. Dental Premium Rates
     UnitedHealthcare and Administaff have a mutual interest in committing to certain material financial terms of the Dental Definitive Agreement for at least three additional years. Thus, the amendment to the Dental Definitive Agreement between the parties relating to this Item F will include a commitment that these financial terms will remain in effect for at least three years beginning January 1, 2008. The parties agree that the premium rate for coverage under the Dental Definitive Agreement, as amended: (i) shall be *** per employee per month for the 12-month period ending December 31, 2008; (ii) for the 12-month period ending December 31, 2009, shall not exceed *** per employee per month; and (iii) for the 12-month period ending December 31, 2010 shall not exceed *** per employee per month.